SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2009

Adventure Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	333-154799	26-2317506
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

33 6th Street South, Suite 600, St Petersburg, FL 33701
 (Address of principle executive offices)

(727) 482-1505
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Richard A. Friedman, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant.

On July 15, 2009, the board of directors of Adventure Energy, Inc. (the “Company”) dismissed Drakeford and Drakeford, LLC (“Drakeford”) as the Company’s independent registered public accounting firm. The Board’s decision to dismiss Drakeford was based upon the revocation of the registration of Drakeford by the Public Company Accounting Oversight Board.

During the fiscal year ended December 31, 2008, and any subsequent period through July 15, 2009, (i) there were no disagreements between the Company and Drakeford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Drakeford would have caused Drakeford to make reference to the matter in its reports on the Company's financial statements, and (ii) except as described below, Drakeford’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. Drakeford’s audit report for the year ended December 31, 2008 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.  During the fiscal year ended December 31, 2008 and through July15, 2009, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K.

On July 16, 2009, the Company provided Drakeford with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Drakeford furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated July 16, 2009, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description

16.1	Letter from Drakeford & Drakeford, LLC dated July16, 2009.

SIGNATURE

 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adventure Energy, Inc.

Date: July 17, 2009	By:	/s/ Wayne Anderson
Wayne Anderson
President